Exhibit 21

SUBSIDIARIES OF FGI


FARMERS GROUP, INC., A NEVADA CORPORATION, DOING BUSINESS AS FARMERS UNDERWRITERS ASSOCIATION

-    Truck Underwriters Association, a California corporation

-    Fire Underwriters Association, a California corporation

-    F.I.G. Holding Company, a California corporation 1

-    Farmers New World Life Insurance Company, a Washington corporation

-    FIG Leasing Co., Inc., a California corporation 2

-    Prematic Service Corporation, a California corporation 3

-    Prematic Service Corporation, a Nevada corporation 4

-    Farmers Group Capital, a Delaware statutory business trust

-    Farmers Group Capital II, a Delaware statutory business trust

-    Farmers Investment Research & Management, a Nevada corporation

-    Farmers Underwriters Association, a California corporation (inactive)

-    F.I.G. Travel, a California corporation (inactive)

-    Farmers Services Corporation, a Nevada corporation

-    Farmers Value Added, Inc., a Nevada corporation

-    Farmers Reinsurance Company, a California corporation

1      Truck Underwriters Association and Fire Underwriters Association own 30%
and 70%, respectively, of the equity of F.I.G. Holding Company.

2      FGI, Truck Underwriters Association and Fire Underwriters Association
own 95.2%, 3.1% and 1.7%, respectively, of the equity of FIG Leasing Co., Inc..

3      FGI, Truck Underwriters Association and Fire Underwriters Association
own 38%, 53% and 9%, respectively, of the equity of Prematic Service Corporation, a California corporation.

4      Prematic Service Corporation, a California corporation, owns 100% of the equity of Prematic Service Corporation, a Nevada corporation.